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                                                                   Exhibit 10.22


                                LEASE AGREEMENT


     Lease made the first day of August, 1998, by and between Dover Mills L.L.C., Joseph Sawtelle Enterprises, Inc., President, hereinafter referred to as "Lessor", and PC Connection, Inc., hereinafter referred to as "Lessee".

                                   WITNESSETH

     That the Lessor, for and in consideration and upon the terms, conditions, and provisions hereinafter set forth, does hereby agree to lease to the Lessee, its successors, heirs, and assigns, the following described premises: 10,000 square feet of space on the second floor, southerly extent of Mill Number 3, Cocheco Falls Millworks, Dover, New Hampshire, as set forth on Exhibit A.

1. TERM. The term of this lease shall be for one (1) year, beginning of September 1, 1998 and ending on August 31, 1999. Lessee shall have the option to renew this Lease Agreement for two (2) additional option periods. The first option would be for one (1) year, beginning September 1, 1999 and ending on August 31, 2000. The second option period would be for five (5) years, beginning September 1, 2000 and ending on August 31, 2005. If the Lessee has not vacated the leased premises at the close of the lease or any option period, it shall be considered a holdover tenant and shall serve at the will of the Lessor. As such, Lessee shall be governed by the same terms and obligations as set forth herein.

2. RENT. The Lessee agrees to pay to the Lessor as rent for the leased premises for the first year of this lease the annual sum of $52,500. Said sum shall be paid to the Lessor in six equal monthly installments beginning on March 1, 1999 and ending on August 31, 1999. The rent for the first option period of this Lease shall be $105,000. Twelve equal monthly payments of $8,750 shall be paid to Lessor beginning September 1, 1999 and ending on August 31, 2000.

The rent for any subsequent option year shall be increased by the increase of the Boston Metro Region Consumer Price Index (CPI) from the preceding year or five percent (5%), whichever is less.

Rent shall be paid to the Lessor on the first day of each and every calendar month. If the rent or any other payment due Lessor from the Lessee has not been received by the Lessor within ten (10) days after notice of nonpayment from Lessor, then Lessee shall be charged a late payment penalty equal to 10% of the late payment.

3.   IMPROVEMENTS BY LESSOR.   Lessor shall lease the premises "as is", with the
exception of the following improvements:
     -Install utility metering on electrical distribution system.

4. IMPROVEMENTS BY LESSEE. Lessee shall be fully responsible for all other improvements to the leased premises not specified above.
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5.   MASTER KEY.  Lessee shall provide Lessor with one copy of an entry key for use by the Lessor to gain emergency access into the leased premises. If Lessee has a security system monitoring the leased premises, Lessor shall be given an entry number so that emergency access can be gained.

6.   LIENS.   Lessee shall keep all of the leased premises and Dover Mills,
L.L.C. free and clear of mechanics', materialmen's and other liens in connection with work and/or labor done or services provided to the leased premises by Lessee.

7. UTILITIES. Lessee shall be solely responsible for the cost of heating/cooling the leased premises. The Lessee agrees to pay to the Lessor a heating/cooling charge of $1.00 per square foot. Accordingly, a monthly heating/cooling charge of $833.33 shall be paid Lessor along with the monthly rental payment. This charge shall remain fixed over the initial lease term and the first of the two option periods. The building standard for heating/cooling runs between 68 - 73 degrees.

     Lessee shall be solely responsible for the cost of electrical usage resulting from business operations within the leased premises. Lessor shall install a sub meter (demand and conventional metering) on the electrical service that serves the leased premises. Lessor shall read the meter(s) every month and Lessee shall be responsible for reimbursing Lessor for usage. Lessee shall reimburse Lessor within ten (10) days from the date invoice is received.

8. ALTERATIONS. All planned improvements by the Lessee within the leased premises shall be reviewed and approved by the Lessor prior to their undertaking, which approval Lessor shall not reasonably withhold. All improvements shall meet the rules and regulations and applicable Code requirements that are in force by local and State development and building authorities. Lessor reserves the right to enter onto the leased premises, at reasonable times after reasonable prior notice, to inspect, maintain, and construct/expand the buildings utility infrastructure. Any planned expansion of utilities within the leased premises shall first be reviewed with the Lessee and any construction will be scheduled so as not to impede or disrupt business activities.

9. MAINTENANCE. Lessor shall be responsible for all exterior repairs to the building to include, but not necessarily limited to structural, roof walls, and HVAC units. Lessor shall be responsible for installing doors and windows in the leased premises that are in good working order. Lessee shall, however, be responsible for their repairs (windows, glass, and doors) necessitated by Lessee's usage. Lessor shall be responsible for all snow and ice clearing of on-site parking spaces and walkways. Lessor shall keep all interior common access ways free and clear of debris and in a clean state. Exterior grounds shall also be adequately maintained, with landscaping kept trimmed and neat by the Lessor.

10. PROPERTY OF LESSEE. It is hereby covenanted and agreed between the parties hereto that unless otherwise stipulated by agreement in writing from time to time, all trade fixtures, machinery, and equipment installed on the leased premises by the Lessee shall be deemed to be the property of the Lessee. Accordingly, Lessor hereby waives all its rights, title, and interest in and to the same at the expiration thereof, except that Lessor does not waive the rights
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of attachment of the same if Lessee be in default of its covenants at the time of such expiration or termination, and written notice of such default shall have been given by the Lessor to the Lessee not less than thirty (30) days before the end of the term hereof. At the termination of this Lease Agreement such improvements or alterations as may have been made by the Lessee may be removed therefrom at Lessee's own expense, except such alterations or improvements that are integral to the structural and/or infra structural integrity of the leased premises or the building at large. At the termination of this Lease Agreement all improvements or alterations so characterized shall revert to the Lessor at no cost to or payment by the Lessor.

11. DESTRUCTION OF PREMISES. In case said leased premises or any substantial part thereof shall at any time during the term of this Lease Agreement be so destroyed or damaged by fire and/or water or other unavoidable casualties as to be unfit for occupation or use by Lessee for Lessee's business, then the rent, herein before reserved, or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended and cease to be payable until said premises are rebuilt and put in proper condition by said Lessor for use and occupancy by said Lessee; provided that unless the Lessor shall give to the Lessee written notice of its intention to rebuild/reconstitute said premises within thirty (30) days after such destruction or damage, the Lessee shall have the option by written notice to the Lessor given within ten
(10) days after the expiration of thirty (30) days from such destruction or damage to cancel and terminate this Lease Agreement. In case Lessor shall have given such written notice of its intention to rebuild, it shall proceed to rebuild as soon as reasonably possible, but Lessee may terminate this Lease Agreement if the premises are not tenant able by Lessee for the carrying on of its business within ninety (90) days after the receipt of such notice from Lessor.

12.  HOLD HARMLESS.    The Lessee covenants and agrees with the Lessor that
Lessee will indemnify and save harmless the Lessor from any and all loss, cost, damage and expense pertaining to, connected with, or resulting from the use and occupancy of the leased premises by the Lessee, or arising out of any accident or other occurrence causing injury to any person or to property by reason of or in connection with the use and occupation of the demised premises by said Lessee, or Lessee's agents, employees, or guests, or which may arise out of business which the Lessee may carry on in said demised premises. It is understood that the provisions of this section do not apply to any loss, cost damage or expense attributable to the negligent, intentional or tortuous acts or omissions of the Lessor, its agents, employees or assigns and Lessor hereby agrees to indemnify and save Lessee harmless from same.

13.  USE OF PREMISES.    The Lessee covenants and agrees that the Lessee will
not carry on therein any offensive trade or business, not do any act, not transact any business by which the insurance on said premises may be affected. With respect to acts or transactions as a result of which the insurance on said premises may be affected, Lessee shall consult in advance with Lessor who in turn shall consult with its insurers for a determination of the facts and to resolve whether said acts or transactions shall be undertaken, and if any additional insurance cost or coverage is required it shall be at the expense of the Lessee. Lessee shall be responsible for the increase in insurance above use for normal business offices that results from the Lessee's use of the premises. Lessor shall bill the Lessee for the additional insurance cost and Lessee shall pay the bill within seven (7) days of its receipt.
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14.  PEACEFUL ENJOYMENT.   The Lessor covenants and agrees with the Lessee that
the Lessee, paying the rent herein reserved and observing, keeping and performing the covenants and agreements herein contained, and on the Lessee's part to be observed, kept and performed, shall and may peaceably and quietly have, hold, occupy, possess and enjoy the demised premises and all of the rights, privileges, easements and fixtures thereto belonging for and during the full term of this Lease Agreement.

15. SURRENDER OF PREMISES. The Lessee covenants and agrees with the Lessor that at the expiration or sooner termination of the lease or renewal or extension thereof, the Lessee will quietly and peaceably surrender up possession of the demised premises to the Lessor in as good a condition as the demised premises were in the beginning of this lease, ordinary wear and tear or damage by fire or other casualty excepted.

16. SUBORDINATION. This Lease Agreement shall be subject to any mortgage that now effects the demised premises or that the Lessor or any owner of the premises may hereafter at any time elect to place on such premises, and to all advances already made or that may be hereafter made on account of any such mortgage, to the I full extent of the principal sum secured thereby and interest thereon. Furthermore, Lessee shall on request hereafter execute any paper or papers that Lessor's counsel may reasonably deem necessary to accomplish such subordination of Lessee's interest in this Lease. Lessor agrees to obtain a nondisturbance agreement with respect to any mortgage to which this Lease agreement is subordinated, and in a form reasonably acceptable to Lessee's counsel.

17.  DEFAULT.  If the Lessee either:

     (a) Shall fail to pay to Lessor any installment of rent due, and such default shall continue for ten (10) days after receipt of written notice from Lessor; or

     (b) Shall fail to comply with any other covenant or obligation on its part to be performed hereunder and shall fail within thirty (30) days after receipt by Lessee from Lessor of written notice specifying the nature of such default, either to cure such default or in good faith and with reasonable diligence to commence remedy of such default, then in either such event Lessor may at its option either:

             (i) Terminate the possession and right of possession of Lessee, and in such case Lessee shall be liable for and shall pay the Lessor damages in an amount equal to any rent past due on the date of such termination; or

             (ii) Take possession of said property and rent the same as agent for and for the account of the Lessee, in which case the Lessee shall be liable for and shall pay to the Lessor the difference between the rent herein stipulated and the amount, if any, for which the Lessor is able to re-rent said property;

             (iii) Terminate this Lease Agreement and take possession of the property.

said bankruptcy, assignment or receivership is not cured within thirty (30) days, or if the interest of the Lease in said leased premises shall be sold under execution or other legal process, voluntarily or involuntarily, then in such event Lessor may at its option either:
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             (i)    Terminate the possession and right of possession of Lessee, and in such case Lessee shall be liable for and shall pay the Lessor damages in an amount equal to any rent past due on the date of such termination; or

             (ii) Take possession of said property and rent the same as agent for and for the account of the Lessee, in which case the Lessee shall be liable for and shall pay to the Lessor the difference between the rent herein stipulated and the amount, if any, for which the Lessor is able to re-rent said property,

             (iii) Terminate this Lease Agreement and take possession of the property.

18. ASSIGNMENT. It is hereby covenanted and agree between the parties, hereto, that Lessee shall be permitted to assign this Lease Agreement to another party, with the written consent of the Lessor, said consent shall not be unreasonably withheld. Lessor shall make its decision based on the financial strength of the proposed sublet party and on the basis of the proposed use of the premises. Lessor agrees to respond to any request to assign or sublet within five (5) business days.

19. USE OF CAFETERIA. The Millworks cafeteria located on the third floor of Mill 3 will be made available to all employees of the Lessee between the hours of 7:00 AM and 2:00 PM, Monday through Friday, holidays excluded.

20.  INSURANCE.    The Lessee shall procure and maintain in force at Lessee's expense during the term of this lease and any extension thereof public liability insurance. Such insurance shall be adequate against liability for damage claims through public use or arising out of accidents occurring in the leased premises, in an amount not less than $1,000,000.00 combined single limits. The insurance policies shall provide coverage for contingent liability of Lessor on any claims or losses. All insurance provided by the Lessee as required by this section shall be carried in favor of Lessor (as additional insured, but only as respects operations of Lessee) and Lessee as their respective interest may appear. All policies shall require ten (10) days notice to Lessor of any cancellation or change effecting any interest of Lessor. If the insurance policies are not kept in force during the term of this lease or any extension thereof, Lessor may procure the necessary insurance and pay the premium thereof, and the premium shall be repaid to the Lessor as an additional rent installment for the month following the date on which the premiums were paid by Lessor. Lessor shall be responsible for carrying general liability and fire coverage on Mill #3.

21.  NOTICE.   Any notice required under the terms of this Lease Agreement shall be sent by certified mail or hand delivered to the signers of this Lease Agreement. The address of the Lessor is Dover Mills L.L.C., c/o Joseph Sawtelle, P.O. Box 368, New Castle, New Hampshire, 03854.

22. NOISE, SMOKE, ETC. The Lessee agrees that in conducting Lessee's business in or on the premises by itself or those in Lessee's employ, due regard shall be given to limiting the noise and vibration generated by such business operation. The discharge of smoke, soot, fumes, vapors, waste material, or other irritants, contaminants, or pollutants into or upon the premises,
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land, the atmosphere, sewer connections or pipes, or any water course or adjacent body of water shall not be permitted. The Lessee represents that with respect to the operation of the Lessee's business there shall be no discharge from Lessee's operation which would adversely affect the property of others, including, but not limited to property of the City of Dover including its sewer system and water/sewer treatment facility. Furthermore, in the event the Lessee's operation in or on the leased premises shall cause damage to such property of others, the Lessee agrees to save the Lessor harmless from any claims, liability, costs, attorney's fees, or exposure arising out of or in connection with such damage.

23.  MISUSE.   The Lessee agrees to be responsible and pay for all damages and assessments, and or other charges to the City of Dover for any misuse made or suffered on the premises by the Lessee, or its agents or employees.

24.  SECURITY DEPOSIT.  The Lessor shall waive security deposit for Lessee.

25. INTEGRATION. This Lease set forth the entire agreement by the parties, and no custom, act, forbearance or words or silence at any time by any party shall waive or release either party from any default in the performance or fulfillment of any obligation or liability or operate against either party as a supplement, alteration, amendment or change of any term or provision set forth herein, including this clause, unless set forth in written instrument duly executed by both parties stating that it is intended to impose such an additional obligation or liability or to constitute such a waiver or release, or that it is intended to operate as such supplement, alteration, amendment or change.

26. INVALID PROVISIONS. If any term or provision of this Lease Agreement or the application there of to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease Agreement, or the application of such term or revisions to person or property and circumstances other than as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease Agreement shall be valid and enforced to the full extent permitted by law.

The provisions of the Indenture and Lease Agreement shall be binding upon the inure to the benefit of the successors and assigns of the Lessor and Lessee.

27. OPTION TO RENEW. Written notice of the exercise of the option to renew this Lease Agreement by the Lessee shall be given to the Lessor at least 120 days prior to the expiration of the original lease term or the expiration of the term of an option period previously exercised and provided that said option may be exercised by Lessee only in the event that rents or other payments due Lessor as set forth by this Lease Agreement (including any applicable grace periods have been paid in full and that all material provisions of this Lease Agreement have been fully observed. A new Lease Agreement shall be unnecessary as this agreement constitutes a present demise for the original and any extended terms.

28. SOLID WASTE. Lessor shall require Lessee to remove any solid waste/trash generated from business operations. Lessor does operate an on-site trash compactor and Lessee
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may dispose of its trash via this facility, the price to be negotiated once occupancy takes place and a quantifiable trash volume can be determined by Lessor.

29. PARKING. Lessor shall reserve fifty-five (55) parking spaces. Fifty (50) shall be allocated in the Steam Plant parking lot and five (5) parking spaces allocated in the Central Towers parking lot. Refer to Attachment B. For enforcement purposes, Lessee shall be responsible for signage designating these spaces. Signs shall be approved by the Lessor as to size and language. Lessor shall be responsible for snow and ice clearance. The balance of the parking demand shall be located at the B & M Railroad Parking Lot. Said parking lot is accessible by Lessor's 34 seat trolley that operates between the hours of 6:15 - 9:30 AM and 3:30 - 7:30 PM, five days a week. The 475 car parking lot has a police security substation on-site. Lessee shall provide an identification tag for all employees utilizing the B & M lot.

Lessor proposes to construct a multilevel parking facility over the Main Street and Steam Plant parking lots at a future date. During said construction, Lessor shall provide an alternative location for any reserved parking spaced impacted by said construction. Said interim parking shall be located as close to the lease premises as possible.

30. LOADING ACCESS. Lessee has the right to utilize the existing Central Avenue loading docks and freight elevator at the southerly end of the leased space for the transport of goods to and from the leased premises. Lessee shall be responsible for keeping all loading areas free and clear of refuse that may be generated via business operations.

31. RIGHTS TO LEASE ADJACENT SPACE. Lessor agrees to reserve the balance of the second floor of Mill Number 3 (approximately 24,000 square feet) for the expansion of Lessee's business operations. Refer to Attachment C. Said reservation shall begin on September 1, 1998 and end on August 31, 1999. Upon expiration of this one year reservation period, Lessee shall be granted a first right of refusal on said space. Upon Lessor's receipt of a written offer for the lease of all or a portion of said space, Lessor shall notify Lessee in writing of such offer and Lessee shall have ten (10) days to exercise their right to lease said additional space.

Lessor shall further grant Lessee a second right of refusal on a 22,000 square foot adjacent space located on the third floor of Mill Number 3. This second right of refusal shall begin upon Lease execution and shall be subject to terms and conditions established above. Refer to Attachment D.

32. IMPROVEMENTS WITHIN RESERVED/ADDITIONAL SPACE. Commercial grade carpeting shall be replaced, where necessary. Partition walls shall be removed, where specified, and HVAC, electrical distribution/lighting and ceilings systems shall be modified to accommodate the alterations. Interior walls shall be painted, where necessary. Any additional renovations and improvements within said additional leased space shall be the sole cost, expense and responsibility of the Lessee.

33. SIGNAGE. Lessee shall be permitted to place directional signs within the Mill 3 entryways directing employees and visitors to the leased premises. The size, location, design and content of said signs shall be reviewed and approved by the Lessor. Lessee shall also be permitted to place an exterior wall sign on the fascade of the Mill 3 building. The design and location of the sign shall be reviewed and approved by the Lessor, said approval shall not be unreasonably withheld.
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IN WITNESS WHEREOF, the parties do hereby agree to the terms and conditions of this Lease Agreement on the day and year first written above.



                                 DOVER MILLS L.L.C.
                                 JOSEPH SAWTELLE ENTERPRISES, INC.



/S/   T. C. SHELDON                /S/  JOSEPEH SAWTELLE
-------------------                ---------------------
Witness                          Joseph Sawtelle, President




                                 PC CONNECTION, INC.



/S/   PHILIP F. BLAISDELL        /S/  MARK A. GAVIN
-------------------------        ------------------
Witness                          Duly Authorized Officer
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